UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C.

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 3, 2002

Commission file number 0-16602

O’HARA RESOURCES, LTD

Nevada	88-0485907

(State of Incorporation)	(IRS Employer Identification No.)

100 N. Arlington, Suite 105, Reno, Nevada 89501
(Address of principal executive offices)

775-337-7630
(Telephone Number)

Item 1 through Item 4 — not applicable

Item 5. Other Events and Regulation FD Disclosure.

         On July 2, 2002, pursuant to actions taken by the Board of Directors, O’Hara issued a share bonus incentive to induce certain key personnel to remain with the Company through its Chapter 11 reorganizational bankruptcy. The President, Secretary-Vice President, and Chief Financial Officer each received 500,000 shares restricted common stock. Another 500,000 restricted shares were divided among a director, a financial advisor and an executive assistant. O’Hara Resources Ltd. now has 14,529,358 shares issued and outstanding, consisting of 4,273,680 free trading shares and 10,255,678 restricted shares.

Item 6 through Item 9 — not applicable

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

O’Hara Resources, LTD

(Registrant)

Date: July 3, 2002	By	/s/ Robert Vrooman

Robert Vrooman, President

Date: July 3, 2002	By	/s/ Walter Martin

Walter Martin, Secretary/Treasurer